QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 8

Subsidiaries	Incorporated in	Nature of Business
All controlled entities are 100% owned unless otherwise noted.
The material controlled entities of the Group are
Australia and New Zealand Banking Group Limited	Australia	Banking
ANZCover Insurance Pty Ltd	Australia	Self-Insurance
ANZ Executors & Trustee Company Limited	Australia	Trustee/Nominee
ANZ Funds Pty Ltd	Australia	Holding Company
ANZ Holdings (New Zealand) Limited*	New Zealand	Holding Company
EFTPOS New Zealand Limited*	New Zealand	Eftpos Service Provider
ANZ Banking Group (New Zealand) Limited*	New Zealand	Banking
Tui Securities Limited*	New Zealand	Investment
UDC Finance Limited*	New Zealand	Finance
Endeavour Finance Limited*	New Zealand	Finance
Tui Endeavour Limited*	New Zealand	Finance
ANZ International Private Limited*	Singapore	Finance
ANZ Singapore Limited*	Singapore	Merchant Banking
Minerva Holdings Limited*	England	Holding Company
ANZEF Limited*	England	Export Finance
ANZ Lenders Mortgage Insurance Pty Limited	Australia	Mortgage Insurance
ANZ Holdings Pty Ltd	Australia	Property Owner
ANZ Investment Holdings Pty Ltd	Australia	Investment
530 Collins Street Property Trust	Australia	Investment Activities
ANZ Properties (Australia) Pty Ltd	Australia	Property Owner
ANZ Securities (Holdings) Limited	Australia	Holding Company
Australia and New Zealand Banking Group (PNG) Limited*	Papua New Guinea	Banking
Esanda Finance Corporation Limited	Australia	General Finance
Fleet Partners Pty Limited	Australia	Finance
ANZ Capel Court Limited	Australia	Investment Banking
PT ANZ Panin Bank*(1)	Indonesia	Banking
US Distribution Trust I	USA	Investment
US Distribution Trust II	USA	Investment
Alliance Holdings Limited	Australia	Investment
NMRSB Pty Ltd	Australia	Investment
ANZ Financial Products Pty Ltd	Australia	Investment
Orchard Investments Pty Ltd	Australia	Investment

*
Audited by overseas KPMG firms

(1)
Outside equity interests hold ordinary shares or units in the controlled entities listed above as follows:

PT ANZ Panin Bank—7,500 IDR 1M shares (15%) (2001: 7,500 IDR 1M shares (15%))

QuickLinks

  EXHIBIT 8